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Exhibit 1.1

3,000,000 Shares
Common Stock
($0.001 Par Value)
UNDERWRITING AGREEMENT
March 7, 2002

UNDERWRITING AGREEMENT

March 7, 2002

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES, INC.
ROBERTSON STEPHENS, INC.
UBS WARBURG LLC
ADAMS, HARKNESS & HILL, INC.
As Managing Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

        InterMune, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 450,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in information contained in or incorporated by reference into the Prospectus Supplement, which is referred to below.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-75794), which has become effective, including a prospectus, relating to the Shares. The prospectus in the form in which it appears in such registration statement is hereinafter called the "Base Prospectus." The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the Base Prospectus (including the Base Prospectus as so supplemented) (the "Prospectus Supplement") and has advised the Underwriters of all further information (financial and other) with respect to the Company to be set forth therein. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectus supplements (including the Base Prospectus) (each thereof being herein called a "Preliminary Prospectus Supplement") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof and any documents incorporated by reference therein at such time and including any information contained in the Prospectus Supplement and also including any registration statement filed pursuant to Rule 462(b) under the Securities Act, is herein called the Registration Statement. Reference made herein to the Base Prospectus, any Preliminary Prospectus Supplement or to the Prospectus Supplement shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, and any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, and incorporated by reference in the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the

Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by the Company, in each case at a purchase price of $35.057 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the filing date of the Prospectus Supplement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus Supplement. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

1As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (the "DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 13, 2002 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof) (the "Closing Date"). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

        Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Underwriters that:

  (a)
  the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Base Prospectus or any Preliminary Prospectus Supplement, or instituting proceedings for that purpose, and the Base Prospectus and each Preliminary Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act when the Registration Statement became effective, the Registration Statement and the Prospectus Supplement will fully comply in all material respects with the provisions of the Securities Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus Supplement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to or incorporated by reference as exhibits into the Registration Statement have been so described or filed; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus Supplement in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus Supplement; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement or any other materials, if any, permitted by the Securities Act;

  (b)
  as of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus Supplement entitled "Capitalization" and, as of the time of purchase the Company shall have an authorized capitalization as set forth under the heading entitled "As adjusted" in the section of the Registration Statement and the Prospectus Supplement entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

  (c)
  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

  (d)
  the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the

    Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than InterMune Europe Limited, a company registered in England and Wales, and InterMune Canada, Inc., a Canadian corporation (collectively, the "Subsidiaries"); the Subsidiaries do not currently conduct any operations; the Subsidiaries are not, either individually or collectively, material to the Company's business, operations or financial condition; other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and of the by-laws (or other equivalent corporate governance documents) of the Company and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(d)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

  (e)
  each of the Company and each of its Subsidiaries is duly qualified or licensed by and is in good standing in each jurisdiction in which it conducts its business and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect; and each of the Company and each of its Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

  (f)
  neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective certificate of incorporation or by-laws or equivalent corporate governance documents, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties are bound, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares, compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws, of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

  (g)
  this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

  (h)
  the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained or incorporated into the Registration Statement and Prospectus Supplement and the certificates for the Shares will be due and proper form when issued and the holders of the Shares will not be subject to personal liability by reason of being such holders;

  (i)
  the Shares have been duly and validly authorized and are free of preemptive rights; and the Shares, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims resulting from actions taken by the Underwriters, and will conform to the description thereof contained in or incorporated by reference into the Registration Statement and Prospectus Supplement;

  (j)
  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Securities Act, the filing of a Notification Form for Listing of Additional Shares with the Nasdaq Stock Market and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

  (k)
  no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares, other than those that have been expressly waived prior to the dates hereof;

  (l)
  Ernst & Young LLP, whose reports on the financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus Supplement, are independent certified public accountants as required by the Securities Act;

  (m)
  each of the Company and each of its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which could have a Material Adverse Effect;

  (n)
  all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus Supplement or to be filed or incorporated by reference as an exhibit to the Registration Statement have been so described or filed or incorporated as required;

  (o)
  the documents incorporated by reference in the Prospectus Supplement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents so filed and incorporated by reference in the Prospectus Supplement, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

  (p)
  the conditions for use of Form S-3, as set forth in the General Instructions thereto, including, without limitation, the timely filing of all reports and definitive proxy or information statements required to be filed pursuant to the Exchange Act, have been satisfied;

  (q)
  there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transaction contemplated hereby;

  (r)
  the audited financial statements and unaudited consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus Supplement present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its Subsidiaries for the periods specified; the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement; the financial data set forth in the Prospectus Supplement under the captions "Summary—Summary Financial Data", "Capitalization", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on a basis consistent with that of the audited financial statements and unaudited consolidated financial statements contained in the Registration Statement;

  (s)
  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus Supplement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, could be material and adverse and that could make it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated by the Prospectus Supplement;

  (t)
  the Company has obtained the agreement of each of its directors and officers and certain of its other stockholders, subject to certain specified exceptions, not to sell, offer to sell, contract to sell, hypothecate grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus Supplement;

  (u)
  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

  (v)
  except as described in the Registration Statement and Prospectus Supplement, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets described in the Registration Statement and Prospectus Supplement as being owned or licensed by it, which the Company reasonably believes are necessary for the conduct of its business (collectively, the "Intellectual Property") and which the failure to own, license or have such rights could have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus Supplement, (i) the Company believes that there are no third parties who have or will be able to establish their rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company's knowledge there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property which could have a Material Adverse Effect; and (vii) there is no prior art of which the Company is aware that may render any patent application included in the Intellectual Property unpatentable which has not been disclosed to the U.S. Patent and Trademark Office which could have a Material Adverse Effect;

  (w)
  the Company has filed with the U.S. Food and Drug Administration (the "FDA"), and all applicable foreign, state and local regulatory bodies, and received approval of, all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's business as it is described in the Registration Statement and Prospectus Supplement; the Company is in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, foreign, state and local rules, regulations, guidelines and policies, including, but not limited to, applicable FDA, foreign, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"); the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation;

  (x)
  the human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus Supplement or the results of which are referred to in the Registration Statement or Prospectus Supplement, and such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs or diagnostics as applied to comparable products to those being developed by the Company; the descriptions of the results of such studies, test and trials contained in the Registration Statement and Prospectus Supplement are accurate and complete in all material respects, and except as set forth in the Registration Statement and Prospectus Supplement, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the Registration Statement and Prospectus Supplement when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or modification (other than such modifications as are normal in the regulations, any such modifications which are material have been disclosed to you) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement or Prospectus Supplement or the results of which are referred to in the Registration Statement or Prospectus Supplement.

  (y)
  the Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(r) above (or elsewhere in the Prospectus Supplement), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material to the Company, and the Company does not have any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases referred to above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, except for such notices or claims as would not reasonably be expected to have a Material Adverse Effect;

  (z)
  the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(r) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined;

  (aa)
  the Company and each Subsidiary is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it will not be able (i) to renew existing insurance coverage for it and its Subsidiaries as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business and its Subsidiaries' respective businesses as now conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

  (bb)
  neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

  (cc)
  there are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus Supplement which have not been described as required;

  (dd)
  neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any of its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus Supplement;

  (ee)
  the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

  (ff)
  except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Hazardous Materials"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; (iii) the Company and each Subsidiary has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; and (iv) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law;

  (gg)
  the Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

  (hh)
  the Shares have been approved for listing on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq"), subject only to official notice of issuance.

        4.    Representations and Warranties of the Selling Stockholders.    Intentionally Omitted.

        5.    Certain Covenants of the Company.    The Company hereby agrees:

  (a)
  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

  (b)
  to furnish to the Underwriters in New York City from time to time as many copies of the Prospectus Supplement (or of the Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

  (c)
  to advise you promptly and (if requested by you) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective;

  (d)
  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus Supplement or any document incorporated by reference in the Prospectus Supplement, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus Supplement or any document incorporated by reference in the Prospectus Supplement and to file no such amendment or supplement to which you shall object in writing;

  (e)
  to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission in order to comply with the Exchange Act, subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

  (f)
  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Securities Act;

  (g)
  to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus Supplement relating to the Shares is required to be delivered under the Securities Act which, in the judgment of the Company, would require the making of any change in the Prospectus Supplement then being used so that the Prospectus Supplement would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus Supplement as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

  (h)
  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the registration statement;

  (i)
  to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

  (j)
  to furnish to you four (4) signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

  (k)
  to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(d) hereof;

  (l)
  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus Supplement;

  (m)
  not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Securities Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of ninety (90) days after the date hereof, without the prior written consent of Lehman Brothers Inc. ("Lehman") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"); and

  (n)
  to cause the Shares to be listed for quotation on the Nasdaq National Market.

        6.    Fees and Expenses.    The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus Supplement, the Prospectus Supplement, and any amendments or supplements thereto or to any documents incorporated by reference therein, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD, and (vii) the performance of the Company's other obligations hereunder.

        7.    Reimbursement of Underwriters' Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 6 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

        8.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

  (a)
  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Cooley Godward LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters in the form attached hereto as Exhibit A, with any changes to be reasonably satisfactory to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), counsel for the Underwriters, stating that:

(i)	the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus Supplement, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;
(ii)	the Company is duly qualified or licensed to do business in the State of California, and to the best of such counsel's knowledge in each other jurisdiction of the United States, if any, in which it conducts its business and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect and, to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;
(iii)	this Agreement has been duly authorized, executed and delivered by the Company;
(iv)	the Shares have been duly authorized and are free of preemptive rights; and the Shares, when issued and delivered to and paid for by the Underwriters, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will conform to the description thereof contained in or incorporated by reference into the Registration Statement and Prospectus Supplement;
(v)	the Company has an authorized capitalization as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus Supplement; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid, nonassessable and free of statutory and contractual preemptive rights; the Shares when issued will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the certificates for the Shares will be in due and proper form under the Delaware General Corporation Law when issued, and the holders of the Shares will not be subject to personal liability by reason of being such holders;
(vi)	such counsel has reviewed the Company's corporate records and, to the best of such counsel's knowledge, other than the Subsidiaries, the Company does not own or control or have any equity interest in, directly or indirectly, any corporation, association or other entity;
(vii)	the capital stock of the Company, including the Shares, conforms to the description thereof contained in or incorporated by reference into the Registration Statement and Prospectus Supplement;
(viii)	the Company is eligible to use a registration statement on Form S-3 to register the Shares;

(ix)	the Registration Statement and the Prospectus Supplement (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the documents incorporated by reference in the Prospectus Supplement and any further amendment or supplement to any such incorporated document made by the Company prior to the time of purchase (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;
(x)	the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act and any required filing of the Prospectus Supplement and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424;
(xi)	no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Securities Act and the filing of a Notification Form for Listing of Additional Shares with the Nasdaq Stock Market (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or as to compliance of the terms of the underwriting arrangement with the conduct rules of the NASD);
(xii)	the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, nor result in any breach of, nor constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), any provisions of the certificate of incorporation or by-laws or other equivalent corporate governance documents, as the case may be, of the Company or under any provision of any license, indenture, mortgage, lease, deed of trust, bank loan, credit agreement or other evidence of indebtedness or other material agreement known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected;
(xiii)	the Company is not in violation of its certificate of incorporation or by-laws or other equivalent corporate governance documents, as the case may be, and to the best of such counsel's knowledge, the Company has not received any notice of any breach of or default under any license, indenture, mortgage, lease, deed of trust, bank loan or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound or affected or of any violation under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;
(xiv)	to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required (a) to be filed as exhibits to the Registration Statement, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and the Company's Current Reports on Form 8-K filed to date since December 31, 2000, or (b) to be summarized or described in the Prospectus Supplement, which have not been so filed, summarized or described and the summaries thereof and references thereto are correct in all material respects;

(xv)	to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened or overtly contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties, is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus Supplement but are not so described;
(xvi)	the statements in (a) the Prospectus Supplement under the captions "Risk factors—We have implemented anti-takeover provisions which could discourage, prevent or delay a takeover, even if the acquisition would be beneficial to our stockholders" and "—Substantial sales of shares may impact the market price of our common stock" and (b) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, provisions of the Company's certificate of incorporation or by-laws or other equivalent corporate governance documents, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein;
(xvii)	to the best of such counsel's knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived;
(xviii)	the Shares have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance; and
(xix)	such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus Supplement were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus Supplement (except as and to the extent stated in subparagraphs (v), (vii) and (xvi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement or any supplement thereto at the date of such Prospectus Supplement or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus Supplement).
  (b)
  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of (i) Bozicevic, Field & Francis, LLP, (ii) Merchant & Gould P.C. and (iii) Cooley Godward LLP, each in its capacity as intellectual property counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively, and satisfactory to Mintz Levin, counsel for the Underwriters.

  (c)
  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form attached hereto as Exhibit C and satisfactory to Mintz Levin, counsel for the Underwriters.

  (d)
  You shall have received from Ernst & Young LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Morgan Stanley.

  (e)
  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Mintz Levin, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (vii) (with respect to the Shares only), (viii) and (ix) of paragraph (a) of this Section 8.

        In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus Supplement and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus Supplement (except as to matters referred to with respect to the Shares under subparagraph (vii) of paragraph (a) of this Section 8), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus Supplement as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus Supplement).

  (f)
  No amendment or supplement to the Registration Statement or Prospectus Supplement shall be filed to which you object in writing.

  (g)
  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

  (h)
  Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus Supplement and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

  (i)
  Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus Supplement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated by the Prospectus Supplement.

  (j)
  The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and the conditions set forth in paragraphs (h) and (i) of this Section 8 have been met.

  (k)
  You shall have received signed letters, dated the date of this Agreement, from each of the directors and officers of the Company and certain of its other stockholders to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of Lehman and Morgan Stanley.

  (l)
  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus Supplement as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

  (m)
  The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

        9.    Effective Date of Agreement; Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

        The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus Supplement.

        If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly by letter or telegram.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

        10.    Increase in Underwriters' Commitments.    Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus Supplement and other documents may be effected.

        The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        11.    Indemnification and Contribution.

  (a)
  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of

    Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or any amendment thereof, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including, without limitation, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) caused by any omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus Supplement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus Supplement (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(b) hereof.

  (b)
  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus Supplement or any amendments or supplements thereto.

  (c)
  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 11(a), and by the Company, in the case of parties indemnified pursuant to Section 11(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (d)
  To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

  (e)
  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  (f)
  The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        12.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Department, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equity Capital Markets Syndicate Desk, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3280 Bayshore Boulevard, Brisbane, CA 94005, Attention: Chief Executive Officer.

        13.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Lehman, Morgan Stanley or any indemnified party. Each of Lehman, Morgan Stanley and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

        15.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, and, to the extent provided in Section 11 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        16.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        17.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

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        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,
INTERMUNE, INC.
By:	Stephen N. Rosenfield Senior Vice President of Legal Affairs

Accepted and agreed to as of the date first above written, on behalf of themselves and the Underwriters named in Schedule A

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES, INC.
ROBERTSON STEPHENS, INC.
UBS WARBURG LLC
ADAMS, HARKNESS & HILL, INC.

By:	LEHMAN BROTHERS INC.	By:	MORGAN STANLEY & CO. INCORPORATED
By:	Arlene Salmonson Vice President	By:	Bill Salisbury Managing Director

SCHEDULE A

Underwriter	Number of Shares
Lehman Brothers Inc.	975,000
Morgan Stanley & Co. Incorporated	975,000
J.P. Morgan Securities Inc.	285,000
Robertson Stephens, Inc.	285,000
UBS Warburg LLC	285,000
Adams, Harkness & Hill, Inc.	195,000

Total	3,000,000

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UNDERWRITING AGREEMENT
SCHEDULE A